                                                                    Exhibit 10.3








                              Sapient Corporation,
                             a Delaware corporation



                                       and



                               ARTISTdirect, Inc.
                             a Delaware corporation





--------------------------------------------------------------------------------
                               SUBLEASE AGREEMENT
--------------------------------------------------------------------------------






                                      Dated

                                January 26, 2006

                                    SUBLEASE

                                Table of Contents

Recitals
Section 1. Capitalized Terms
Section 2. Sublease
Section 3. Warranty by Sublandlord
Section 4. Term
Section 5. Rent
Section 6. Security Deposit
Section 7. Use of Premises
Section 8. Assignment and Subletting
Section 9. Other Provisions of the Master Lease
Section 10. Attorney Fees
Section 11. Broker
Section 12. Notices
Section 13. Successors and Assigns
Section 14. Attornment
Section 15. Entry
Section 16. Late Charge and Interest
Section 17. Entire Agreement
Section 18. Time of Essence
Section 19. Consent by Master Landlord
Section 20. Governing Law
Section 21. Counterparts

-------------------------

Schedule of Exhibits:

Exhibit A:  Master Lease
Exhibit B:  Sublease Premises

                                    SUBLEASE


        This Sublease ("Sublease") dated as of January 26, 2006, is made between Sapient Corporation, a Delaware corporation ("Sublandlord"), and ARTISTdirect, Inc. a Delaware corporation ("Subtenant").

                                    Recitals

        A. Sublandlord is the tenant under that certain Watergarden II Office Lease dated as of May 8, 2000 ("Master Lease"), pursuant to which CST Water Garden II, L.L.C., a Delaware limited liability company leased to Sublandlord the real property located in the City of Santa Monica, State of California, described as the fourth, fifth and sixth floors in the South Tower of that building containing approximately 320,000 square feet (the "Building") located at 1601 Cloverfield Avenue, Santa Monica, California ("Master Premises"). Water Garden Realty Holdings, LLC a Delaware limited liability company ("Master Landlord") is successor in interest to CST Water Garden II, L.L.C.

        B. A copy of the Master Lease with certain confidential information having been omitted is attached and incorporated in this Sublease as Exhibit A. Except as otherwise specifically defined herein, capitalized terms used herein shall have same meaning set forth under the Master Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agrees as follows:

Section 1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless otherwise defined in this Sublease.

        Section 2.Sublease.

               (a) Sublease Premises. Sublandlord subleases to Subtenant on the terms and conditions in this Sublease approximately fourteen thousand eight hundred and seventeen (14,817) rentable square feet of space on a portion of the fourth floor of the Master Premises as shown on attached Exhibit B (the "Sublease Premises"). Sublandlord shall deliver the Sublease Premises to Subtenant on the Commencement Date clean and free of all personal property and debris.

               (b) Network and Server Rooms. During the Term (defined herein), Subtenant shall be permitted exclusive use of a server room, located on the fourth (4th) Floor of the Building as shown in Exhibit B (the "Server Room") for the location of Subtenant's computer servers and a network room, located on the fourth (4th) Floor of the




ARTISTdirect Sublease
January 26, 2006

Building also as shown in Exhibit B (the "Network Room") for the location of Subtenant's network equipment. Subtenant shall have access to the Server Room and Network Room twenty-four (24) hours per day, seven (7) days per week, through the common corridor located between the elevator lobby and the said rooms. The Server Room and Network Room shall be deemed to be part of the Sublease Premises for purposes of Subtenant's insurance and indemnification obligations under this Sublease. Both rooms shall be separately metered by Subtenant for purposes of calculating over standard electrical charges to be paid for Subtenant's use of such rooms pursuant to Section 5(c) below. Sublandlord shall not add any Sublandlord administrative charge to the over standard electrical charges metered to the Sublease Premises and charged by Landlord.

               (c) Parking. During the Term, Subtenant shall rent (44) unreserved parking passes on a monthly basis during the Term ("Parking") subject to all the terms and conditions of the Master Lease with respect to parking. Subtenant shall have the right to rent an additional (14) unreserved parking passes, in the parking facility servicing the Building on a monthly basis during the Term ("Parking") subject to all the terms and conditions of the Master Lease (including but not limited to Article 28) with respect to such parking.

        Section 3. Warranty by Sublandlord. Sublandlord warrants to Subtenant that: (a) the Master Lease attached hereto as Exhibit A is a true, correct and complete copy thereof and has not been amended or modified except for redaction of certain confidential information; (b) that no Event of Default has occurred under Master Lease and Sublandlord has not received any notice of default under the Master Lease; (c) that Sublandlord has no knowledge of any claim by Master Landlord that an Event of Default has occurred under any of the provisions of the Master Lease; and (d) to Sublandlord's knowledge, Master Landlord is not in default under the Master Lease. Subtenant acknowledges that: Sublandlord makes no representation or warranty regarding the condition of the Sublease Premises which Subtenant accepts in their "AS-IS" condition with all faults; and that Sublandlord makes no representation or warranty with respect to current compliance or non compliance of the Sublease Premises, or contemplated use of the Sublease Premises, with applicable laws, codes and regulations including, but not limited to, the Americans with Disabilities Act except as follows:
Sublandlord has not received any notice of violation of any applicable laws, codes or regulations regarding the Sublease Premises nor is Sublandlord aware, without review or inquiry, of any such violation.

        Section 4. Term. The term of this Sublease (the "Term") will commence (the "Commencement Date") on the latter of: (i) February 1, 2006 ("Scheduled Commencement Date"), (ii) when Master Landlord consents to this Sublease, or
(iii) when possession of the Sublease Premises ("Possession") has been delivered to Subtenant, whichever occurs later; and end on November 30, 2011 ("Expiration Date"), unless terminated sooner in accordance with the provisions of this Sublease. If the Term



ARTISTdirect Sublease
January 26, 2006
commences on a date other than the Scheduled Commencement Date, Sublandlord and Subtenant will execute a memorandum setting forth the actual date of commencement of the Term as soon as it has been determined. If for any reason the Commencement Date does not occur on the Scheduled Commencement Date, then, Sublandlord will not be subject to any liability for this failure, the Expiration Date will not be extended by the delay, and the validity of this Sublease will not be impaired, provided, that Rent will be abated for each such day of delay of the Commencement Date from the Scheduled Commencement Date. However, if the Possession has not occurred within sixty (60) days after the Scheduled Commencement Date, at any time after that and prior to delivery of Possession, Subtenant shall have the right to terminate this Sublease by giving written notice to Sublandlord of Subtenant's intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least ten (10) days after delivery of notice to Sublandlord. If the Possession occurs on or before this effective date, this Sublease will remain in full force. If the Possession does not occur on or before this effective date, this Sublease will be canceled and all advance Rent paid and any security deposit shall be returned to Subtenant. Upon cancellation, all consideration previously paid by Subtenant to Sublandlord on account of this Sublease will be returned to Subtenant, this Sublease will have no further force, and Sublandlord will have no further liability to Subtenant because of this delay or cancellation. Provided Subtenant has timely deposited the Letter of Credit (defined herein), insurance certificates, advance Rent and is otherwise in compliance with all other terms and conditions of this Sublease, Subtenant may elect to take Possession prior to the Scheduled Commencement Date solely for the purpose of installing Subtenant's furniture, fixtures, equipment and alterations (to the extent approved pursuant to Section 9(c) herein) in the Sublease Premises (and not for the conduct of Subtenant's business). Subtenant shall exercise such election by providing Sublandlord with a written description of the work to be completed and the requested date of occupancy, which shall not be less than two business days from the date of delivery of the notice. Sublandlord shall exercise diligent efforts to provide such occupancy upon the requested date, subject to the foregoing limitations, provided Subtenant's work does not pose any "Design Problem" as provided under Article 8 of the Master Lease, that the performance of such work is otherwise in compliance with the requirements of the Master Lease, and all required notice and documentation has been timely provided to Master Landlord. Subtenant acknowledges that any work in the Sublease Premises prior to the Commencement Date shall be at Subtenant's sole risk, cost and expense and that Subtenant shall be obligated to remove any installation at Subtenant's cost (or Sublandlord shall remove any installation and deduct such cost from the Letter of Credit) if the Sublease is terminated prior to the Commencement Date. The early Possession will not advance the Expiration Date and will be subject to the provisions of this Sublease excluding the obligation to pay Rent.

        Section 5. Rent.

        (a) Monthly Base Rent. Except as specifically set forth in this Section 5 with respect to Abated Monthly Base Rent (defined herein), Subtenant will pay to Sublandlord as rent, in advance, without deduction, setoff, notice, or demand to Sapient Corporation,



ARTISTdirect Sublease
January 26, 2006
c/o MacMunnis, Inc., 1840 Oak Ave., Suite 300, Evanston, IL 60201 or to any other place Sublandlord designates by written notice to Subtenant, Monthly Base Rent in the following amounts commencing on the Commencement Date and continuing on the first day of each month of the Term thereafter.


LEASE YEAR          MONTHLY BASE RENT
----------          -----------------
1                       $37,042.50
2                       $38,153.78
3                       $39,298.39
4                       $40,477.34
5                       $41,691.66
6                       $42,942.41


If the Term begins on a day other than the first of a month, the Rent for the partial month will be prorated on a per diem basis for the number of days between (but including) the Commencement Date and the last day of the applicable month. If the terms ends on a day other than the last day of a month, the Rent for the partial month will be prorated on a per diem basis for the number of days between (but including) the first calendar day of the last day of the Term and the last day of the applicable month.

        (b) Direct Expenses. Subtenant will pay to Sublandlord as additional rent the Excess of Direct Expenses over Direct Expenses for calendar year 2006 allocable to the Sublease Premises incurred during the Term. This additional rent will be payable as and when Direct Expenses are payable by Sublandlord to Master Landlord including the payment by Subtenant of Direct Expenses on the basis of a reasonable estimate. Adjustments between estimated and actual Direct Expenses and the obligations of Sublandlord and Subtenant will be adjusted in the same manner as and when such adjustments are made under the Master Lease. If this adjustment occurs after the expiration or earlier termination of the Term, the obligations of Sublandlord and Subtenant under this Subsection will survive this expiration or termination. Sublandlord will, on request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of the actual or estimated Direct Expenses during the Term.

        (c) Additional Costs and Expenses. Subtenant will pay to Sublandlord (or directly to Master Landlord upon Master Landlord's request and Sublandlord's consent thereto) as additional rent, any and all sums charged or due Master Landlord or Sublandlord for over standard Subtenant use of services and utilities provided to the Sublease Premises, and associated common areas, in accordance with the terms of the Master Lease incurred by Subtenant during the Term. Subtenant shall pay such overstandard expenses ten (10) days after Subtenant receives an invoice therefore.

        (d) Abated Rent. Provided Subtenant is not in Default under this Sublease, Subtenant shall be entitled to an abatement of Monthly Base Rent for the first, five and



ARTISTdirect Sublease
January 26, 2006
one half months of the Sublease Term (the "Abated Monthly Base Rent"). In the event of a Subtenant Default at any time during the Term, all Abated Monthly Base Rent shall immediately become due and payable. The payment by Subtenant of the Abated Monthly Base Rent in the event of a Default shall not limit or affect any of Sublandlord's other rights, pursuant to this Sublease or at law or in equity. Only Monthly Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Sublease shall remain due and payable pursuant to the provisions of this Sublease.

        (e) First Month's Rent. Upon the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord the amount due for the first month's rent hereunder, provided such amount shall be applied to the first month of rent due which has not been abated pursuant to Section 5(d) above. (For clarification purposes, the parties understand that, provided Subtenant remains entitled to the Abated Monthly Base Rent, and has paid the first month's rent as provided in this Subsection 5(e), Subtenant's shall pay one half month's Monthly Base Rent on the first day of the sixth month of the lease term and full Monthly Base Rent on the first day of each calendar month of the Sublease Term thereafter.)

    Section 6. Security Deposit.

        (a) Letter of Credit. Subtenant agrees that, within five (5) days of the execution of this Sublease, Subtenant shall deposit with Sublandlord and maintain throughout the Term (except as provided below) an irrevocable standby letter of credit in the amount of One Hundred Eighty Thousand Dollars ($180,000) in a form and substance and issued by a bank reasonably acceptable to Sublandlord naming Sublandlord as beneficiary (the "Letter of Credit"). The Letter of Credit shall be held by Sublandlord as security for the full and faithful performance of each and every provision of this Sublease to be performed by Subtenant. If Subtenant fails to pay rent or other charges when due under this Sublease, or to perform any of Subtenant's obligations under this Sublease, or if Subtenant fails to renew the Letter of Credit at least thirty
(30) days before its expiration, Sublandlord shall have the absolute right to draw down all or any portion of the Letter of Credit on Sublandlord's sworn statement of any such failure by Subtenant for the payment of any rent or other amount then due and unpaid, for the payment of any other sum for which Sublandlord may become obligated to spend by reason of Subtenant's default, or for any loss sustained by Sublandlord as a result of Subtenant's failure. If Sublandlord does apply the Letter of Credit, Subtenant must within ten (10) days written demand cause a new letter of credit to be issued in the full amount of the Letter of Credit as required hereunder. Subtenant acknowledges that Sublandlord has the right to transfer its interest in the Sublease and Subtenant agrees that in the event of any such transfer, Sublandlord shall have the right to transfer or assign the Sublandord's interest in the Letter of Credit to the transferee or mortgagee. In the event of such transfer, Subtenant shall be responsible for any transfer fees imposed by the issuing bank, and Subtenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit. Within thirty (30) days after the Term has expired or Subtenant has vacated the



ARTISTdirect Sublease
January 26, 2006

Premises or any final adjustment pursuant to Subsection 4(b) of this Sublease has been made, whichever occurs last. The Sublease Letter of Credit security deposit shall be maintained by Sublandlord and returned under the same terms and conditions as provided under Section 16.8 of the Master Lease, as incorporated pursuant to Section 9 hereof. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Sublease Premises; it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant. Sublandlord shall return any unused portion of the Letter of Credit within sixty (60) days from the date that Sublandlord receives possession of the Premises from Subtenant.

        (b) Reduction. Provided Subtenant is in full compliance with all of the terms and conditions of this Sublease, and has paid all outstanding rent and other charges due through the end of the twelfth (12th) month of the Term, then upon the 13th Sublease month, Subtenant shall have the right to reduce the face amount of the Letter of Credit to Ninety Thousand Dollars ($90,000).

        Section 7. Use of Sublease Premises. The Sublease Premises will be used and occupied solely for the "Permitted Use" as set forth in Section 5.1 of the Master Lease and for no other use or purpose.

        Section 8. Assignment and Subletting. Subtenant will not assign this Sublease or further sublet all or any part of theSublease Premises without the prior written consent of Sublandlord and the Master Landlord as required under the Master Lease. In addition, the parties agree that Subtenant shall retain 50% and pay Sublandlord 50% of any Transfer Premium as provided under Section 14.3 of the Master Lease (if any) up to the Base Rent amount due under the Master Lease, above which amount any Transfer Premium shall be paid 50% to Master Landlord, 25% to Sublandlord and 25% to Subtenant.

        Section 9. Other Provisions of the Master Lease.

        (a) Incorporation of Master Lease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord, Subtenant the tenant, and the Sublease Premises the Master Premises, except for the following: (i) Summary of Basic Lease Information, Sections 1, 2, 3, 4, 5, 6.3, 7, 8, 9, 10, and 12; (ii) Sections 1.1.1, 1.3, 1.4, 1.5, 2.1, 2.2, Article 3, Article 4 (except as specifically incorporated pursuant to Section 5 above), Section 7.2, Sections 14.3, 14.4 (first sentence only), 14.8, Article 21, Article 22, Sections 23.1, 23.5,
Article 25, Sections 29.14 and 29.20 of the Master Lease and (iii) Exhibits A, C, D and F attached to the Master Lease. Subtenant assumes and agrees to perform the tenant's



ARTISTdirect Sublease
January 26, 2006
obligations under the Master Lease incorporated herein during the Term to the extent that these obligations are applicable to the Sublease Premises. However, the obligation to pay Monthly Base Rent and Direct Expenses to Master Landlord under the Master Lease will be considered performed by Subtenant to the extent and in the amount such rent and expenses are paid to Sublandlord in accordance with Section 4 of this Sublease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease to the extent incorporated herein. Sublandlord will exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Notwithstanding the first sentence of this paragraph 9(a), Sublandlord shall not be liable for the performance of the obligations of the Master Landlord under the Master Lease (including, but not limited to Master Landlord's obligations under Articles 6, 11, 13 and 19.6 of the Master Lease) except as may be specifically set forth in this Sublease. If the Master Lease terminates, at the option of Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Subtenant under this Sublease or the Master Lease, Subtenant will be liable to Sublandlord for the damage suffered as a result of the termination. Regardless, if the Master Lease gives Sublandlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building or Project of which the Sublease Premises are a part, the exercise of this right by Sublandlord will not constitute a default or breach hereunder, but shall cause this Sublease to terminate concurrently with the Master Lease, in which case the parties shall be relieved of any subsequent liability under this Sublease.

        (b) Changes in Calculation of Days. The following references to numbers of days in the Master Lease are changed as follows with respect to the relationship between Sublandlord and Subtenant:

                (i) In Section 19.1.1 the phrase "five (5) business days" is changed to "three business (3) days".

                (ii) In Section 19.1.2 the phrase "thirty (30) days" is changed to "twenty (20) days".

                (iii) In Section 19.1.4 the phrase "fourteen (14) days" is changed to "ten (10) days"

        (c) Notwithstanding the provisions of Section 8.1 of the Master Lease, Subtenant shall not make or perform any Alteration without Sublandlord's prior written consent which shall not be unreasonably withheld. Subtenant shall further obtain the consent of Master Landlord prior to the construction of any Alterations as required under Article 8 which construction shall be at Subtenant's sole cost and expense. Subject to Master Landlord approval of their installation and removal, and Subtenant compliance with removal obligations under the Master Lease regarding repair of damage caused by such



ARTISTdirect Sublease
January 26, 2006
removal, Sublandlord agrees that Subtenant shall be allowed to remove any stand alone air conditioning systems installed by Subtenant in the Sublease Premises upon expiration of the Sublease Term

        Section 10. Attorney Fees. If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

        Section 11.Broker. Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker in connection with this transaction other than Richards Barry Joyce & Partners, LLC and Madison Partners representing Sublandlord exclusively and Fischer & Company representing Subtenant exclusively. Sublandlord shall pay the broker commission due Sublandlord's broker under Sublandlord's separate agreement with Sublandlord's broker which agreement provides for payment of a commission to Subtenant's broker as a cooperating broker through agreement with Sublandlord's broker. Sublandlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sublease.

        Section 12. Notices. All notices and demands that may be required or permitted (other than courtesy notices) by either party to the other will be in writing. All notices and demands by the Sublandlord to Subtenant will be delivered: in person, by nationally recognized overnight courier service which obtains confirmation of receipt (such as Federal Express) or by United States Mail, postage prepaid, addressed; to the Subtenant at the Premises, and, prior to the Commencement Date to the address in this Sublease below, or to any other place that Subtenant may from time to time designate in a notice to the Sublandlord. All notices and demands by the Subtenant to Sublandlord will be: in person, by nationally recognized overnight courier service which obtains confirmation of receipt (such as Federal Express) or by United States Mail, postage prepaid, addressed to the Sublandlord at the address in this Sublease, and to any other person or place that the Sublandlord may from time to time designate in a written notice to the Subtenant.

        To Sublandlord:  Sapient Corporation
                         25 First Street
                         Cambridge, MA  02141
                         Attn: Controller

        With copy to:

                         Mackenzie & Albritton LLP
                         One Post Street, Suite 500
                         San Francisco, CA  94104
                         Attn: Paul B. Albritton, Esq.

        To Subtenant:    Prior to the Commencement Date



ARTISTdirect Sublease
January 26, 2006

                         ARTISTdirect, Inc.
                         10900 Wilshire Blvd., Suite 1400
                         Los Angeles, CA  90024
                         Attn: Chief Financial Officer

   Following the Commencement Date: The Sublease Premises, Attn: Chief Financial Officer


        Section 13. Successors and Assigns. This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

        Section 14. Attornment. If the Master Lease terminates and not the Sublease, Subtenant, if requested, will attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease. However, Subtenant's obligation to attorn to Master Landlord will be conditioned on Subtenant's receipt of a non-disturbance agreement in form and substance reasonably acceptable to Subtenant.

        Section 15. Entry. Sublandlord reserves the right to enter the Premises as provided in the Master Lease after reasonable advance courtesy notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease and to show the Sublease Premises to prospective subtenants. In an emergency, no notice will be required for entry.

        Section 16. Late Charge and Interest. The late payment of any Rent will cause Sublandlord to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sublandlord has not received any installment of Rent within five (5) days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sublandlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum equal to the Default Interest Rate. Sublandlord and Subtenant recognize that the damage Sublandlord will suffer in the event of Subtenant's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sublandlord will suffer. If a late charge becomes payable for any three (3) installments or Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

        Section 17. Entire Agreement. This Sublease and the Master Lease sets forth all the agreements between Sublandlord and Subtenant concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.



ARTISTdirect Sublease
January 26, 2006

        Section 18. Time of Essence. Time is of the essence in this Sublease.

        Section 19. Consent by Master Landlord. THIS SUBLEASE WILL HAVE NO EFFECTAFTER THE NINETIETH (90TH) DAY FOLLOWING THE DATE FIRST SET FORTH ABOVE UNLESS CONSENTED TO BY MASTER LANDLORD PRIOR TO THE EXPIRATION OF SUCH NINETY DAY PERIOD.

        Section 20. Governing Law. This Sublease will be governed by and construed in accordance with California law.

        Section 21. Counterparts. This Sublease may be executed in one or more counterparts and all so executed shall constitute one contract, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterparts.

        In Witness Whereof, the parties have executed this Sublease as of the date first set forth above.

Subtenant:  ARTISTdirect, Inc., a Delaware corporation


        By:  /s/ Robert Weingarten
             ---------------------------

        Its:  Chief Financial Officer
             ---------------------------


Sublandlord:  SAPIENT CORPORATION, a Delaware corporation


        By:  /s/ Scott Krenz
             ---------------------------


        Its: Chief Financial Officer
             ---------------------------



ARTISTdirect Sublease
January 26, 2006